SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 27, 2008

                              PINNACLE ENERGY CORP.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)



       Nevada                           None                  36-4613360
----------------------------     ------------------       ------------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
   of incorporation)                                      Identification No.)


                      Suite 153, 333 River Front Ave., S.E.
                        Calgary, Alberta, Canada T2G 5R1
              ----------------------------------------------------
          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code: (866) 822-0325
                                                    ---------------


                                GAS SALVAGE CORP.
                           -------------------------
          (Former name or former address if changed since last report)




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Item 1.01   Entry Into a Material Definitive Agreement

On August 27, 2008 the Company acquired working interests in six oil and gas wells located in Pawnee County, Oklahoma. The Company has a 25.5% working interest (20.4% net revenue interest) in two wells, a 20% working interest (16% net revenue interest) in three wells, and a 17% working interest (13.6% net revenue interest) in the remaining well.

As of August 27, 2008 five wells were producing 20 barrels of oil and 30 MCF of gas per day, net to the Company's interest. The sixth well is being used as a salt water disposal well.

The price for the Company's interest in the six wells was $1,000,000. The purchase price requires monthly interest payments at 8% per year until September 1, 2013, at which time the entire $1,000,000 is due.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 27, 2008
                                          PINNACLE ENERGY CORP.


                                          By: /s/ Nola Weir
                                              --------------------------
                                              Nolan Weir, President















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